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                                                                       EXHIBIT 5

                                June 5, 1996




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re:      United HealthCare Corporation
                        421,456 Shares of Common Stock
                        Form S-4 Registration Statement

Ladies and Gentlemen:

     I am General Counsel for United HealthCare Corporation ("UHC"), a Minnesota corporation and the parent of UHC Brown Acquisition, Inc. ("United Sub"), a Delaware corporation, a constituent corporation in a merger (the "Merger") with Physicians Health Association, Ltd. ("PHA"), a Delaware corporation, pursuant to the First Amendment and Restatement, dated March 13, 1996, of an Agreement and Plan of Merger among UHC, United Sub and PHA dated January 16, 1996 (the "Merger Agreement"). The Merger Agreement calls for the preparation of a Registration Statement on Form S-4 (the "Registration Statement") covering the issuance by UHC of shares of its common stock, $.01 par value (the "Common Stock"), relating to the Merger.

     In connection with the rendering of this opinion, I, or members of my staff, have examined originals or copies, certified or otherwise identified to my satisfaction, of such instruments, documents, certificates, agreements and records as I have deemed necessary or appropriate under the circumstances for the purpose of rendering this opinion. In so acting, I have examined and relied upon the accuracy of original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements and records. In all such examinations, I have assumed the genuineness and due authorization of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals, and the conformity to such original documents of all copies submitted to me as copies, and the veracity and completeness of statements, both written and oral, made by officers or other representatives of UHC, United Sub and PHA. As to various questions of fact material to my opinion, I have relied upon the veracity of the factual representations made by UHC, United Sub and PHA in the Merger Agreement, certificates and other statements, both written and oral, from officers and other representatives of UHC, United Sub and PHA, and upon certificates and other written or telephonic statements of public officials, and I have assumed that the facts and circumstances contained in such certificates and other statements are true and complete and have not changed since the date thereof. I have assumed that all conditions precedent to the obligations of the parties to consummate the transactions under the Merger Agreement have been satisfied or waived. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than UHC, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. I have also assumed that the Common Stock will be issued as described in the Registration Statement.

     Based on the foregoing, I am of the opinion that the shares of Common Stock to be issued by UHC in connection with the Merger, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
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Securities and Exchange Commission
June 5, 1996
Page 2


     This opinion is given as of the date set forth above and I assume no obligation to advise you of any changes, whether or not material, which may be brought to my attention at a later date. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     I am a member of the Bar of the State of Minnesota only and do not hold myself out as an expert on the law of any other state or of any foreign county. This opinion is rendered solely for, and may be relied upon only by, you in connection with the transaction the Registration Statement describes. Finally, this opinion may not be disseminated to, or relied upon by, any other person or entity for any other purpose without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                         Sincerely,

                                         /s/ Kevin H. Roche

                                         Kevin H. Roche
                                         General Counsel